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Exhibit 99.3

Press Contact: Yolanda White 858-812-7302 Direct
Investor Information: 877-934-4687 investor@kratosdefense.com

FOR IMMEDIATE RELEASE

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. ANNOUNCES PROPOSED PUBLIC
OFFERING OF COMMON STOCK

        SAN DIEGO, CA, February 7, 2011—Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading national security solutions provider, announced today that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering pursuant to an effective shelf registration statement. All of the shares in the offering are to be sold by Kratos. In connection with the offering, Jefferies & Co., Inc. is acting as sole book-running manager, B. Riley & Co., LLC is acting as lead manager and Oppenheimer & Co. Inc., Imperial Capital and Noble Financial Capital are acting as co-managers.

        A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (SEC) and is effective. Information about the offering is available in the preliminary prospectus supplement to be filed with the SEC. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

        Copies of the preliminary prospectus supplement and accompanying prospectus have been filed with the Securities and Exchange Commission and may be obtained by contacting the Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022 at (877) 547-6340 and at Prospectus_Department@Jefferies.com.

About Kratos Defense & Security Solutions

        Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized national security business providing mission critical products, services and solutions for United States National Security priorities. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for national security platforms and programs. Kratos' areas of expertise include C5ISR, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment. Kratos has primarily an engineering and technical oriented work force of approximately 2,800, the majority of which hold an active national security clearance. Kratos' primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.

Notice Regarding Forward-Looking Statements

        Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company's expectations regarding the sale of shares of its common stock in the proposed public offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

        Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Kratos will be able to complete the proposed public offering on the anticipated terms, or at all. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 27, 2009, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.

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  Exhibit 99.3